UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2017

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Technology Square, 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2017, Proteostasis Therapeutics, Inc. (the “Company”) entered into a Lease (the “Lease”) with Ice Box, LLC (the “Landlord”) to lease approximately 29,836 square feet of office and laboratory space located at 80 Guest Street, Brighton, Massachusetts (the “Premises”) for the Company’s new principal executive offices. The Company currently leases office space located at 200 Technology Square, Cambridge, Massachusetts, which expires pursuant to its terms on May 31, 2018.

The Lease commences (the “Commencement Date”) on the earlier of (i) the first date on which tenant commenced occupancy for the conduct of business in the Premises, or (ii) April 15, 2018, subject to extension for certain delays. The Lease will extend from the Commencement Date and then for ten years starting with the first day of the month following the month in which the Commencement Date falls (the “Lease Term”), unless terminated earlier. The Company is entitled to one seven-year option to extend.

The Lease provides for annual base rent of approximately $1.7 million in the first year of the Lease Term, which increases on a yearly basis by 2.75%. The Company will also be obligated to pay to the Landlord for certain costs, taxes and operating expenses related to the Premises, subject to certain exclusions.

The Company will be entitled to an improvement allowance of approximately $4.8 million for certain permitted costs related to the design and construction of Company improvements to the Premises.

As a security deposit, the Company has obtained a standby letter of credit (the “Letter of Credit”) in the amount of approximately $1.7 million, which may be drawn down by the Landlord to be applied for certain purposes upon the Company’s breach of any provisions under the Lease. Provided that no default occurs under the terms of the Lease, the Company will be entitled to reduce the amount of the Letter of Credit down to $0.8 million upon meeting certain conditions.

The Lease contains customary provisions allowing the Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations within specified time periods, or upon bankruptcy or insolvency of the Company.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to such agreement, which the Company intends to file as an exhibit to its next periodic report filed under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2017	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer